Exhibit 99.4

Unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2021, the year ended December 31, 2020 and the twelve months ended March 31, 2021, are based on the individual historical consolidated financial statements of Deluxe and First American, respectively, included elsewhere or incorporated by reference in this offering memorandum. The unaudited pro forma condensed combined statements of income give effect to the Transactions described under the section entitled “The transactions” as if they had occurred on January 1, 2020, and for purposes of the pro forma condensed combined balance sheet, as if they had occurred on March 31, 2021.

The consummation of the Transactions is subject to the satisfaction of customary closing conditions, including the absence of a material adverse change in the First American business as set forth in the Merger Agreement. See the section entitled “The transactions”.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the FAPS Acquisition and the related financing occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The combined company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon completion of the FAPS Acquisition, an updated determination of the fair value of First American’s assets acquired, and liabilities assumed, will be performed. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The following unaudited condensed combined pro forma financial statements and related notes are based on and should be read in conjunction with the audited and unaudited historical financial statements and related notes of each of Deluxe and First American included elsewhere or incorporated by reference in this offering memorandum. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. See also the sections entitled “Risk factors,” “The transactions,” “Use of proceeds,” “Summary historical consolidated financial information of Deluxe,” “Summary historical consolidated financial information of First American,” “Management’s discussion and analysis of financial condition and results of operations of Deluxe,” and “Management’s discussion and analysis of financial condition and results of operations of First American.”

Unaudited pro forma condensed combined balance sheet
as of March 31, 2021
(Dollars in thousands)

			Transaction Accounting Adjustments
Description	Deluxe Historical	FAPS Historical - After Reclassification Adjustments (Note 2)	Financing Adjustments	Note 4	Acquisition Adjustments	Note 4	Pro Forma Combined
(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$125,440	$13,287	$985,090	[a]	$(972,236)	[b]	$151,581
Trade accounts receivable, net	139,547	26,034	-		-		165,581
Inventories and supplies, net	37,119	1,343	-		-		38,462
Funds held for customers	122,466	14,386	-		-		136,852
Revenue in excess of billings	27,655	-	-		-		27,655
Other current assets	52,269	3,921	-		3,177	[d]	59,367
Total current assets	504,496	58,971	985,090		(969,059)		579,498

Deferred income taxes	4,636	-	-		-		4,636
Long-term investments	46,147	-	-		-		46,147
Property, plant and equipment, net	87,836	13,689	-		-		101,525
Operating lease assets	41,288	-	-		28,826	[e]	70,114
Intangibles, net	254,152	55,284	-		217,716	[f]	527,152
Goodwill	736,862	343,945	-		406,389	[g]	1,487,196
Other non-current assets	217,835	29,915	5,380	[m]	(27,201)	[c][h] [i]	225,929
Total assets	$1,893,252	$501,804	$990,470		$(343,329)		$3,042,197

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$109,064	$2,840	$-		$-		$111,904
Funds held for customers	120,581	10,656	-		-		131,237
Accrued liabilities	174,923	47,130	-		9,864	[e][k][l]	231,917
Total current liabilities	404,568	60,626	-		9,864		475,058

Long-term debt	840,000	246,107	990,470	[o]	(246,107)	[j]	1,830,470
Operating lease liabilities	34,288	-	-		24,110	[e]	58,398
Deferred income taxes	15,265	26,505	-		42,877	[l]	84,647
Other non-current liabilities	40,312	4,493	-		-		44,805
Commitments and contingencies	-	-	-		-		-

Shareholders' equity:
Common shares	42,104	-	-		-		42,104
Class A common stock	-	100	-		(100)	[n]	-
Class B common stock	-	-	-		-	[n]	-
Class C common stock	-	-	-		-	[n]	-
Redeemable preferred stock	-	18,608	-		(18,608)	[n]	-
Treasury stock, at cost	-	(1,991)	-		1,991	[n]	-
Shareholder notes receivable	-	(3,177)	-		3,177	[d]	-
Additional paid-in capital	22,306	151,521	-		(151,521)	[n]	22,306
Retained earnings	534,059	(988)	-		(9,012)	[n]	524,059
Accumulated other comprehensive loss	(39,824)	-	-		-	[n]	(39,824)
Non-controlling interest	174	-	-		-		174
Total shareholders' equity	558,819	164,073	-		(174,073)		548,819

Total liabilities and shareholders' equity	$1,893,252	$501,804	$990,470		$(343,329)		$3,042,197

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined statement of income
for the three months ended March 31, 2021
(Dollars in thousands)

			Transaction Accounting Adjustments
Description	Deluxe Historical	FAPS Historical - After Reclassification Adjustments (Note 2)	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
(in thousands)
Product revenue	$299,053	$4,888	$-		$-		$303,941
Service revenue	142,211	71,953	-		-		214,164
Total revenue	441,264	76,841	-		-		518,105
Cost of products	(107,325)	(2,838)	-		-		(110,163)
Cost of services	(71,184)	(41,774)	-		-		(112,958)
Total cost of revenue	(178,509)	(44,612)	-		-		(223,121)
Gross profit	262,755	32,229	-		-		294,984
Selling, general and administrative expense	(212,436)	(22,114)	-		(925)	[a] [d]	(235,475)
Restructuring and integration expense	(14,313)	-	-		-		(14,313)
Asset impairment charges	-	-	-		-		-
Operating income (loss)	36,006	10,115	-		(925)		45,196
Interest expense	(4,524)	(3,708)	(13,716)	[c]	3,708	[b]	(18,240)
Other income	2,033	10	-		-		2,043
Income (loss) before income taxes	33,515	6,417	(13,716)		2,783		28,999
Income tax provision	(9,190)	(1,607)	3,566	[e]	(846)	[e]	(8,077)
Net income (loss)	24,325	4,810	(10,150)		1,937		20,922
Net income attributable to non-controlling interest	(33)	-	-		-		(33)
Net income (loss) attributable to controlling interest	$24,292	$4,810	$(10,150)		$1,937		$20,889

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined statement of income
for the year ended December 31, 2020
(Dollars in thousands)

			Transaction Accounting Adjustments
Description	Deluxe Historical	FAPS Historical - After Reclassification Adjustments (Note 2)	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
(in thousands)
Product revenue	$1,230,638	$18,460	$-		$-		$1,249,098
Service revenue	560,143	269,862	-		-		830,005
Total revenue	1,790,781	288,322	-		-		2,079,103
Cost of products	(458,637)	(10,661)	-		-		(469,298)
Cost of services	(272,134)	(155,840)	-		-		(427,974)
Total cost of revenue	(730,771)	(166,501)	-		-		(897,272)
Gross profit	1,060,010	121,821	-		-		1,181,831

Selling, general and administrative expense	(841,658)	(94,502)	-		(16,028)	[a][d] [f][g]	(952,188)
Restructuring and integration expense	(75,874)	-	-		-		(75,874)
Asset impairment charges	(97,973)	-	-		-		(97,973)
Operating income (loss)	44,505	27,319	-		(16,028)		55,796

Interest expense	(23,140)	(21,643)	(51,262)	[c]	21,643	[b]	(74,402)
Other income	9,214	16	-		-		9,230
Income (loss) before income taxes	30,579	5,692	(51,262)		5,615		(9,376)

Income tax provision	(21,680)	(2,091)	13,328	[e]	8,227	[e]	(2,216)
Net income (loss)	8,899	3,601	(37,934)		13,842		(11,592)
Net income attributable to non-controlling interest	(91)	-	-		-		(91)
Net income (loss) attributable to controlling interest	$8,808	$3,601	$(37,934)		$13,842		$(11,683)

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined statement of income
for the last twelve months ended March 31, 2021
(Dollars in thousands)

			Transaction Accounting Adjustments
Description	Deluxe For the Twelve Months Ended March 31, 2021 (Note 6)	FAPS For the Twelve Months Ended March 31, 2021 (Note 6)	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
(in thousands)
Product revenue	$1,199,004	$18,953	$-		$-		$1,217,957
Service revenue	546,618	272,834	-		-		819,452
Total revenue	1,745,622	291,787	-		-		2,037,409
Cost of products	(444,375)	(10,968)	-		-		(455,343)
Cost of services	(262,856)	(157,896)	-		-		(420,752)
Total cost of revenue	(707,231)	(168,864)	-		-		(876,095)
Gross profit	1,038,391	122,923	-		-		1,161,314

Selling, general and administrative expense	(816,890)	(90,837)	-		(4,968)	[a] [d]	(912,695)
Restructuring and integration expense	(72,533)	-	-		-		(72,533)
Asset impairment charges	(7,643)	-	-		-		(7,643)
Operating income (loss)	141,325	32,086	-		(4,968)		168,443

Interest expense	(20,665)	(16,533)	(53,377)	[c]	16,533	[b]	(74,042)
Other income, net	6,775	85	-		-		6,860
Income (loss) before income taxes	127,435	15,638	(53,377)		11,565		101,261

Income tax provision	(34,080)	(3,570)	13,878	[e]	(2,757)	[e]	(26,529)
Net income (loss)	93,355	12,068	(39,499)		8,808		74,732
Net income attributable to non-controlling interest	(124)	-	-		-		(124)
Net income (loss) attributable to controlling interest	$93,231	$12,068	$(39,499)		$8,808		$74,608

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to unaudited pro forma condensed combined financial statements

Note 1 – Basis of presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared pursuant with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the historical consolidated statements of income of Deluxe and First American included in the applicable 2021 first quarter financial statements and 2020 year-end financial statements, giving effect to the merger as if it had been completed on January 1, 2020. The accompanying unaudited pro forma condensed and combined balance sheet as of March 31, 2021 combines the historical consolidated balance sheets of Deluxe and First American included in the applicable 2021 first quarter financial statements, giving effect to the FAPS Acquisition as if it had been completed on March 31, 2021.

Deluxe and First American’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain information of First American, as presented in its historical financial statements, has been reclassified to conform to the historical presentation of Deluxe’s financial statements for purposes of preparing the unaudited pro forma condensed combined financial statements. Deluxe has conducted a preliminary review of adjustments necessary to conform First American’s accounting policies to Deluxe accounting policies. Upon completion of the FAPS Acquisition, or as more information becomes available, Deluxe will perform a more detailed review of First American’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. Further, there were no material transactions and balances between Deluxe and First American as of and for the three months ended March 31, 2021 and the year ended December 31, 2020.

The accompanying unaudited pro forma financial statements and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Deluxe considered the acquirer of First American. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of First American based upon management’s preliminary estimate of their fair values as of March 31, 2021. Deluxe has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the First American assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets. Accordingly, apart from intangible assets, First American’s assets and liabilities are presented at their respective carrying values including property, plant, and equipment. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value. Upon consummation of the FAPS Acquisition and the completion of a valuation, the acquisition consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but not later than one year from the Closing Date. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the FAPS Acquisition and the debt financing based on information available to management at this time and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Reclassification adjustments

As part of preparing the pro forma condensed combined financial statements, management performed a preliminary analysis of First American’s financial information to identify differences in accounting policies as compared to those of Deluxe and differences in financial statement presentation as compared to the presentation of Deluxe.

Refer to the table below for a summary of identified reclassification adjustments made to present First American’s consolidated balance sheet as of March 31, 2021 to conform presentation to that of Deluxe:

FAPS Consolidated Balance Sheet Line Items	Deluxe Consolidated Balance Sheet Line Items	FAPS Historical Consolidated Balance Sheet	Reclassification	Note 2	FAPS Historical - After Reclassification (rounded)
					(In thousands)
Cash & cash equivalents	Cash and cash equivalents	$13,287,322	$-		$13,287
Current portion of restricted cash		316,889	(316,889)	(a)	-
Funds held for merchants	Funds held for customers	9,882,827	4,503,481	(a)	14,386
Accounts receivable, net	Trade accounts receivable, net	26,033,615			26,034
Expected merchant funds		456,307	(456,307)	(a)	-
Current portion of lease payments receivable, net		559,928	(559,928)	(b)	-
Inventory, net	Inventories and supplies, net	1,343,392	-		1,343
Current portion of notes receivable		-	-		-
Other current assets	Other current assets	3,360,594	559,928	(b)	3,921
Restricted cash		3,730,285	(3,730,285)	(a)	-
Lease payments receivable, net		1,296,490	(1,296,490)	(c)	-
Other assets	Other non-current assets	9,770,632	20,144,401	(c)	29,915
Property and equipment, net	Property, plant and equipment, net	32,537,255	(18,847,911)	(c)	13,689
Intangible assets, net	Intangibles, net	55,283,892	-		55,284
Goodwill	Goodwill	343,945,227	-		343,945
Funds owed to merchants	Funds held for customers	10,656,022	-		10,656
Accounts payable	Accounts payable	2,839,803			2,840
Income taxes payable		1,785,558	(1,785,558)	(d)	-
Reserve for chargebacks and merchant loss		426,933	(426,933)	(d)	-
Accrued expenses and other liabilities	Accrued liabilities	40,492,883	6,637,100	(d)	47,130
Deferred revenue		4,424,609	(4,424,609)	(d)	-
Other long-term liabilities	Other non-current liabilities	4,493,276	-		4,493
Deferred tax liability, net	Deferred income taxes	26,505,444	-		26,505
Long-term debt obligations	Long-term debt	246,106,724	-		246,107
Redeemable preferred stock		18,608,364	-		18,608
	Common shares	-	-		-
Common stock-Class C		-	-		-
Common stock-Class B		-	-		-
Common stock-Class A		99,512	-		100
Treasury stock		(1,991,123)	-		(1,991)
Additional paid-in capital	Additional paid-in capital	151,520,522			151,521
Shareholder notes receivable		(3,177,353)	-		(3,177)
Retained earnings	Accumulated deficit	(986,519)	-		(988)

(a)	Represents a reclassification of current portion of restricted cash, expected merchant funds, and restricted cash to funds held for customers to conform to Deluxe presentation.
(b)	Represents a reclassification of current portion of lease payments receivable, net and current portion of notes receivable to other current assets to conform to Deluxe presentation.
(c)	Represents a reclassification of lease payments receivable and notes receivable to other non-current assets. In addition, reclassification of capitalized computer software costs (included in First American’s property & equipment financial statement line item) to other non-current assets to conform to Deluxe presentation.
(d)	Represents a reclassification of income taxes payable, reserve for chargebacks and merchant loss, and deferred revenue to accrued liabilities to conform to Deluxe presentation.

*Amounts may not sum due to rounding.

Refer to the table below for a summary of reclassification adjustments made to First American’s consolidated statement of income for the three months ended March 31, 2021 to conform presentation:

FAPS Consolidated Income Statement Line Items	Deluxe Consolidated Income Statement Line Items	FAPS Consolidated Statement of Income	Reclassification		FAPS Historical - After Reclassification (rounded)
					(In thousands)
Revenue		$76,840,540	$(76,840,540)	(e)	$-
	Product revenue	-	4,888,034	(e)	4,888
	Service revenue	-	71,952,506	(e)	71,953
Other costs of service		44,612,118	(44,612,118)	(f)	-
	Cost of products	-	2,837,897	(f)	2,838
	Cost of services	-	41,774,221	(f)	41,774
Selling, general and administrative expenses	Selling, general and administrative expense	16,834,392	5,279,885	(g)	22,114
Depreciation and amortization		5,279,885	(5,279,885)	(g)	-
Interest expense	Interest expense	3,708,402			3,708
Other (income) expense	Other income, net	(10,140)			(10)
Provision (benefit) for income taxes	Income tax provision	1,606,863			1,607

(e)	Represents a reclassification of revenue to product revenue and service revenue to conform to Deluxe presentation.
(f)	Represents a reclassification of cost of sales to cost of products and cost of services to conform to Deluxe presentation.
(g)	Represents a reclassification of depreciation and amortization to selling, general and administrative expenses to conform to Deluxe presentation.

Refer to the table below for a summary of reclassification adjustments made to First American’s consolidated statement of income for the year ended December 31, 2020 to conform presentation:

FAPS Consolidated Income Statement Line Items	Deluxe Consolidated Income Statement Line Items	FAPS Consolidated Statement of Income	Reclassification	Note 2	FAPS Historical - After Reclassification (rounded)
					(In thousands)
Revenue		$288,322,188	$(288,322,188)	(e)	$-
	Product revenue	-	18,460,488	(e)	18,460
	Service revenue	-	269,861,700	(e)	269,862
Other costs of service		166,501,208	(166,501,208)	(f)	-
	Cost of products	-	10,660,621	(f)	10,661
	Cost of services	-	155,840,587	(f)	155,840
Selling, general and administrative expenses	Selling, general and administrative expense	70,109,486	24,393,067	(g)	94,502
Depreciation and amortization		24,393,067	(24,393,067)	(g)	-
Interest expense	Interest expense	21,642,621			21,643
Other (income) expense	Other income, net	(16,440)			(16)
Provision (benefit) for income taxes	Income tax provision	2,091,075			2,091

(e)	Represents a reclassification of revenue to product revenue and service revenue to conform to Deluxe presentation.

(f)	Represents a reclassification of cost of sales to cost of products and cost of services to conform to Deluxe presentation.

(g)	Represents a reclassification of depreciation and amortization to selling, general and administrative expenses to conform to Deluxe presentation.

Note 3 - Preliminary purchase price allocation

The preliminary estimated merger consideration of $972 million is allocated to the tangible and intangible assets acquired and liabilities assumed of First American based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Deluxe believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The final determination of the acquisition consideration and related allocation is anticipated to be completed as soon as practicable after the completion of the FAPS Acquisition, but not later than one year from the Closing Date.

The following table sets forth a preliminary allocation of the estimated merger consideration:

Description	Note	Amount
(in thousands)
Preliminary fair value of estimated merger consideration	(1)	$972,236
Assets:
Cash and cash equivalents		13,287
Trade accounts receivable, net		26,034
Inventories and supplies, net		1,343
Funds held for customers		14,386
Other current assets		6,892
Property, plant and equipment, net		13,689
Operating lease assets		28,826
Intangibles, net		273,000
Other non-current assets		2,919
Total Assets		$380,376
Liabilities
Accounts payable		2,840
Funds held for customers		10,656
Accrued liabilities		46,993
Long-term debt	(2)	-
Operating lease liabilities		24,110
Deferred income taxes		69,382
Other non-current liabilities		4,493
Total Liabilities		$158,474
Net Assets		$221,902
Goodwill		$750,334

(1)	The total consideration includes a $12.2 million payment related to a tax benefit upon closing of the FAPS Acquisition.

(2)	The outstanding debt of approximately $246 million of First American will be required to be repaid in connection with the FAPS Acquisition and therefore, is not assumed by Deluxe. Such amounts used to repay the debt are considered part of the merger consideration.

The amounts above are considered preliminary. The allocation of the purchase price is based upon certain external valuations and other analyses that have not been completed as of the date of this offering memorandum, including, but not limited to, working capital, certain tax matters, and intangible assets.

Note 4 – Adjustments to the unaudited pro forma condensed combined balance sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(a)	Represents cash received from issuance of a new Term A Loan Facility due in 2026 (interest rate of LIBOR plus 2.25%), a new Revolving Credit Facility due in 2026 (interest rate of LIBOR plus 2.25%), and the notes offered hereby. Deluxe has assumed the new financing will consist of drawing down $198 million of total available $500 million of the Revolving Credit Facility. Additionally, represents the repayment of the amount drawn on Deluxe’s existing credit facility of approximately $840 million.

Description	Amount
(in thousands)
Proceeds from the Term A Loan Facility due in 2026	$1,155,000
Proceeds from the Revolving Credit Facility due in 2026	198,000
Proceeds from the notes offered hereby	500,000
Total sources of funding	1,853,000
Debt issuance costs (i)	(27,910)
Total sources of funding, net of debt issuance costs	1,825,090
Repayment of existing credit facility	(840,000)
Cash (pro forma financing adjustment)	$985,090

(i) In relation to the Term A Loan Facility, the Revolving Credit Facility, and the notes offered hereby, estimated debt issuance costs amount to $14.1 million, $5.4 million and $8.4 million, respectively. The deferred debt issuance costs related to the Term A Loan Facility and the notes offered hereby are presented as a direct deduction from the face amount of the debt, while the deferred debt issuance costs related to the Revolving Credit Facility are classified as other assets.

(b)	Represents the cash consideration paid to FAPS shareholders (a portion of which First American will use to repay the existing outstanding debt and associated accrued interest). The total $972 million cash payment includes $12 million payment related to a tax benefit upon closing of the FAPS Acquisition.

(c)	Represents the elimination of previously capitalized indirect leasing costs on First American’s balance sheet as under the acquisition method of accounting, capitalization of initial direct costs does not qualify for recognition as an asset ($206 thousand as of March 31, 2021).

Description	Amount
(in thousands)
Elimination of FAPS historical capitalized initial leasing direct costs - Note 4(c)	$(206)
Elimination of FAPS historical capitalized software costs – see Note 4(h)	(18,847)
Elimination of deferred contract acquisition costs – see Note 4(i)	(8,148)
Other non-current assets (pro forma acquisition adjustment)	$(27,201)

(d)	Represents the reclassification of the existing First American shareholder notes receivable from equity to other current assets as such amounts will represent a receivable from the selling shareholders which is expected to be repaid following the FAPS Acquisition ($3.2 million as of March 31, 2021).

(e)	Represents an adjustment for the estimated impact of the new leasing standard (ASC 842), assuming First American had adopted this standard as of March 31, 2021. For the purpose of the pro forma financial statements, right of use assets is presented as an estimate that equals to the operating lease liability. Upon consummation of the FAPS Acquisition and further information is obtained, a more comprehensive ASC 842 adoption analysis will be performed. The below adjustments represent Deluxe’s best estimates based upon the information currently available to Deluxe and could be subject to change once more detailed information is available.

Description	Amount
(in thousands)
Right-of use assets, net (pro forma acquisition adjustment)	$28,826
Operating lease liabilities
Current (pro forma acquisition adjustment)	4,716
Long-term (pro forma acquisition adjustment)	24,110
Total	$28,826

(f)	Represents the pro forma adjustment to intangible assets, net based on a preliminary fair value assessment:

Description	Amount
(in thousands)
To record the fair value of intangible assets acquired	$273,000
Elimination of FAPS’ historical intangible assets, net	(55,284)
Intangibles, net (pro forma acquisition adjustment)	$217,716

The fair values of the intangible assets were determined using income approaches based on specific data provided by Deluxe and First American. Market participant assumptions were also used in valuation analysis where appropriate.

The fair values of the customer-related intangible assets were determined by using an income approach, specifically a multi-period excess earnings method (MPEEM), which is a commonly accepted valuation approach. The MPEEM is a specific application of the discounted cash flow (DCF) method. The principle behind the MPEEM is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable only to the subject intangible asset after deducting contributory asset charges (CAC). The principle behind a CAC is that an intangible asset ‘rents’ or ‘leases’ from a hypothetical third party all the assets it requires to produce the cash flows resulting from its development, that each project rents only those assets it needs (including elements of goodwill) and not the ones that it does not need, and that each project pays the owner of the assets a fair return on (and of, when appropriate) the value of the rented assets.

The fair values of the trademarks/trade names and internally developed technology were also determined by using an income approach, specifically the Relief-from-Royalty Method, which is a commonly accepted valuation approach. The basic tenet of the Relief-from-Royalty Method is that without ownership of the subject intangible asset, the user of that intangible asset would have to make a stream of payments to the owner of the asset in return for the rights to use that asset. By acquiring the intangible asset, the user avoids these payments.

The estimated fair value of the intangible assets may change between the presented unaudited pro forma condensed combined balance sheet date of March 31, 2021 and the actual closing date of the acquisition.

(g)	Represents the recognition of the goodwill based on the preliminary purchase price allocation. The preliminary purchase price allocation represents the excess of the estimated merger consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed. Refer to Note 3 for further details related to the preliminary estimated merger consideration allocation. This adjustment also includes the elimination of First American’s historical goodwill of $343.9 million as of March 31, 2021.

Description	Amount
(in thousands)
Elimination of FAPS historical goodwill	$(343,945)
Recognition of goodwill based on preliminary purchase price allocation – see Note 3	750,334
Goodwill (pro forma acquisition adjustment)	$406,389

(h)	Represents the elimination of First American’s historical capitalized software costs of approximately $18.8 million as of March 31, 2021 classified in “other non-current assets”.

(i)	Represents the elimination of First American’s historical deferred contract acquisition costs of approximately $8.1 million as of March 31, 2021 classified in “other non-current assets”, as under the acquisition method of accounting, deferred contract costs do not qualify for recognition as an asset.

(j)	Represents the repayment of First American’s term loan (long-term debt pro forma acquisition adjustments).

Description	Amount
(in thousands)

Repayment of existing debt (FAPS)	$(251,063)
Elimination of unamortized debt issuance costs (FAPS)	4,956
Long-term debt (pro forma acquisition adjustment)	$(246,107)

(k)	Represents the accrual of additional $10 million transaction costs incurred by Deluxe and First American subsequent to March 31, 2021. The remaining transaction costs are included in the historical income statement of the Company for the three months ended March 31, 2021. These costs will not affect the income statement beyond 12 months after the acquisition date. Also represents the elimination of the accrued interest on First American’s existing debt which is repaid (see Note 4(j)).

Description	Amount
(in thousands)
Current portion of operating lease liabilities – Note 4(e)	$4,716
Accrual of estimated transaction cost – Note 4(k)	10,000
Elimination of FAPS’ accrued interest– Note 4(k)	(3,067)
Elimination of FAPS’ income taxes payable – Note 4(l)	(1,785)
Accrued liabilities (pro forma acquisition adjustment)	$9,864

(l)	Represents a deferred income tax liability resulting from the preliminary fair value adjustment to intangible assets and other deferrals. The estimate of the deferred tax liability was determined based on the book and tax basis difference using an estimated blended statutory income tax rate of 26%. This estimate of the deferred income tax liability is preliminary and is subject to change based upon the final determination of the fair values of identifiable intangible assets acquired by jurisdiction.

First American’s historical income taxes payable have also been removed.

(m)	Represents deferred debt issuance costs related to the Revolving Credit Facility are classified as other assets.

(n)	Represents the elimination of First American’s equity and other equity adjustments in connection with the FAPS Acquisition:

Description	Amount
(in thousands)
Common Stock - Class A	$(100)
Common Stock - Class B	-
Common Stock - Class C	-
Preferred Stock	(18,608)
Treasury Stock	1,991
Additional paid in capital	(151,521)
$(168,238)

Elimination of FAPS’ retained earnings	988
Acquisition related transaction cost – See Note 4(k)	(10,000)
Retained earnings (pro forma acquisition adjustment)	$(9,012)

(o)	Represents issuance of a Term A Loan Facility due in 2026 (interest rate of LIBOR plus 2.25%), a Revolving Credit Facility due in 2026 (interest rate of LIBOR plus 2.25%), and the notes offered hereby. Deluxe has assumed the new financing will consist of drawing down $198 million of total available $500 million of the Revolving Credit Facility. Additionally, represents the repayment of the amount drawn on Deluxe’s existing credit facility of approximately $840 million.

Description	Amount
(in thousands)
Issuance of the Term A Loan Facility due in 2026	$1,155,000
Assumed draw on the Revolving Credit Facility due in 2026	198,000
Issuance of the notes offered hereby	500,000
Total debt prior to debt issuance costs	1,853,000
Debt issuance costs (i)	(22,530)
Total sources of funding, net of debt issuance costs	1,830,470
Repayment of existing credit facility	(840,000)
Long-term debt (pro forma financing adjustment)	$990,470

(i) The deferred debt issuance costs related to the term loan and senior unsecured note of $14.1 million and $8.4 million, respectively are presented as a direct deduction from the face amount of the debt, while the deferred debt issuance costs related to the Revolving Credit Facility are classified as other assets.

Note 5 – Adjustments to the unaudited pro forma condensed combined statement of income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of income:

(a)	Represents the pro forma acquisition adjustment to record the amortization expense based on the fair value of identified intangible assets including internally developed software discussed in Note 4(f). In addition, represents the removal of amortization expense associated with First American’s historical intangible assets discussed in Note 4(f), internally developed software discussed in Note 4(h), deferred contract acquisition costs in Note 4(i) and capitalized indirect leasing costs in Note 4(c).

Description	Note	Three Months Ended March 31, 2021	Twelve Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Amortization expense for acquired intangible assets	(i)	$(6,875)	$(30,620)	$(31,660)
Less: Historical FAPS intangible asset amortization		3,569	16,533	17,393
Less: Historical FAPS internally developed software amortization		1,148	4,625	4,488
Less: Historical FAPS deferred contract acquisition cost amortization		1,447	5,353	5,187
Less: Historical FAPS capitalized indirect lease cost amortization		31	123	126
Intangible asset amortization (pro forma acquisition adjustment)		$(680)	$(3,986)	$(4,466)

(i)	In accordance with the acquisition method of accounting provisions under ASC 805, assets acquired, and liabilities assumed in a business combination are to be recognized at their fair values as of the acquisition date. As part of the pro forma adjustments, First American’s historical intangible assets and associated amortization are removed from the presented pro forma condensed combined financial statements. Accordingly, the acquired intangible assets including technology, trademarks & trade name, and merchant relationships are recorded at their fair value and are amortized giving effect to the FAPS Acquisition as if it has been completed on January 1, 2020. The newly acquired intangible assets have been amortized under straight-line method based on estimated useful lives ranging from 5 to 15 years. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $3.1 million, assuming an overall weighted average useful life of 9.8 years.

Intangible Type	Fair Value	Estimated useful life (in years)	Amortization Expense Three Months Ended March 31, 2021	Amortization Expense for the Twelve Months Ended March 31, 2021	Amortization Expense Year Ended December 31, 2020
(in thousands)
Trademarks / trade names	$22,000	10	$(495)	$(2,145)	$(2,200)
Partner segment merchant	22,000	7	(673)	(3,031)	(3,143)
Merchant relationships	96,000	5 to 10	(2,860)	(13,060)	(13,600)
Channel distribution	67,000	15	(1,042)	(4,392)	(4,467)
Developed technology	66,000	8	(1,805)	(7,992)	(8,250)
Acquired intangible assets	$273,000		$(6,875)	$(30,620)	$(31,660)

Description	Three Months Ended March 31, 2021	Twelve Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Intangible asset amortization pro forma acquisition adjustment – Note 5(a)	$(680)	$(3,986)	$(4,466)
Loan commitment fee – see Note 5(d)	(245)	(982)	(982)
Accrual of estimated transaction cost – see Note 5(f)	-	-	(10,000)
Acceleration of share-based compensation expense – see Note 5(g)	-	-	(580)
Selling, general and administrative expense (pro forma acquisition adjustment)	$(925)	$(4,968)	$(16,028)

(b)	Based on the terms subject in the Merger Agreement, First American’s existing term loan will be repaid as part of the FAPS Acquisition. The adjustment represents the elimination of interest expense and debt issuance cost amortization associated with First American’s existing debt for the year ended December 31, 2020, the twelve months ended March 31, 2021, and the three months ended March 31, 2021.

Description	Three Months Ended March 31, 2021	Twelve Months Ended March 31, 2021	Year Ended December 31, 2020
(in thousands)
Elimination of interest expense (FAPS)	$3,349	$15,268	$20,432
Elimination of unamortized debt issuance cost (FAPS)	359	1,265	1,211
Interest expense (pro forma acquisition adjustment)	$3,708	$16,533	$21,643

(c)	Represents the recognition of interest expense including the amortization of debt issuance cost related to the new debt financing to fund the acquisition less the elimination of Deluxe’s historical interest expense and debt issuance amortization costs related to the revolving credit facility ($840 million as of March 31, 2021). Deluxe new debt consisting of a variable rate $1.155 billion Term A Loan Facility that matures in 2026 (interest rate of LIBOR plus 2.25%), a variable rate Revolving Credit Facility of $500 million that matures in 2026 (interest rate of LIBOR plus 2.25%), and the notes offered hereby that mature in 2029. For the purposes of these unaudited pro forma condensed combined financial statements, Deluxe has assumed the new financing will consist of drawing down $198 million of total available $500 million of the Revolving Credit Facility. In relation to the Term A Loan Facility, the Revolving Credit Facility, and the notes offered hereby, estimated debt issuance costs amount to $14.1 million, $5.4 million and $8.4 million, respectively for total debt issuance costs of $28 million. For purposes of calculating the pro forma interest expense, the Company used interest rates of 2.5% related to the $1.115 billion Term A Loan Facility and 2.5% related to the $198 million draw on the Revolving Credit Facility for the three months ended March 31, 2021, the twelve months ended March 31, 2021 and the year ended December 31, 2020.

Description	Three Months Ended March 31, 2021	Twelve Months Ended March 31, 2021	Year Ended December 31, 2020
Interest expense for Term A Loan Facility, Revolving Credit Facility and senior unsecured note	$(17,002)	$(69,090)	$(69,450)
Amortization of debt issuance costs for Term A Loan Facility, Revolving Credit Facility and senior unsecured notes	(1,238)	(4,952)	(4,952)
Less:
Elimination of existing interest expense associated with existing debt	4,314	19,824	22,299
Elimination of existing debt issuance amortization	210	841	841
Interest Expense (pro forma financing adjustment)	$(13,716)	$(53,377)	$(51,262)

The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the relevant periods for only the variable rate debt (the Term A Loan Facility and the Revolving Credit Facility). For the purposes of these unaudited pro forma condensed combined financial statements, Deluxe has assumed drawing down $198 million of total available $500 million of the Revolving Credit Facility.

Description	Three Months Ended March 31, 2021	Twelve Months Ended March 31, 2021	Year Ended December 31, 2020
1/8% increase	$(405)	$(1,673)	$(1,691)
1/8% decrease	$405	$1,673	$1,691

(d)	Represents the recognition of loan commitment fee expense for the $500 million Revolving Credit Facility. For the purposes of these unaudited pro forma condensed combined financial statements, Deluxe has assumed the new financing will consist of drawing down $198 million of total available $500 million of the Revolving Credit Facility. The remaining available line of credit will incur fees of approximately 32.5 basis points.

(e)	Represents the pro forma adjustment to record the income tax impact of the pro forma adjustments utilizing estimated consolidated effective taxes rates for the years ended December 31, 2020, March 31, 2021 and the interim period of March 31, 2021.

(f)	Represents the accrual of additional $10 million transaction costs incurred by Deluxe and First American subsequent to March 31, 2021. The remaining transaction costs are included in the historical income statement of the Company for the three months ended March 31, 2021. These costs will not affect the income statement beyond 12 months after the acquisition date.

(g)	Represents acceleration all First American’s unvested stock option awards immediately upon consummation of the acquisition. As the compensation expenses are not yet recognized in the periods presented in the pro forma financial statements, a transaction accounting adjustment of $580 thousand was recorded to reflect the acceleration.

Note 6 – Twelve Months Ended March 31, 2021

The Deluxe financial information for the twelve months ended March 31, 2021 has been calculated by subtracting the historical unaudited consolidated statement of income (loss) for the three months ended March 31, 2020 from historical audited consolidated statement of income (loss) for the year ended December 31, 2020 and then adding historical unaudited consolidated statement of income (loss) for the three months ended March 31, 2021.

	Historical
Description	Deluxe For the Year Ended December 31, 2020	Deluxe For the Three Months Ended March 31, 2020	Deluxe For the Three Months Ended March 31, 2021	Deluxe For the Twelve Months Ended March 31, 2021
(in thousands)
Product revenue	$1,230,638	$330,687	$299,053	$1,199,004
Service revenue	560,143	155,736	142,211	546,618
Total revenue	1,790,781	486,423	441,264	1,745,622
Cost of products	(458,637)	(121,587)	(107,325)	(444,375)
Cost of services	(272,134)	(80,462)	(71,184)	(262,856)
Total cost of revenue	(730,771)	(202,049)	(178,509)	(707,231)
Gross profit	1,060,010	284,374	262,755	1,038,391

Selling, general and administrative expense	(841,658)	(237,204)	(212,436)	(816,890)
Restructuring and integration expense	(75,874)	(17,654)	(14,313)	(72,533)
Asset impairment charges	(97,973)	(90,330)	-	(7,643)
Operating income (loss)	44,505	(60,814)	36,006	141,325

Interest expense	(23,140)	(6,999)	(4,524)	(20,665)
Other income	9,214	4,472	2,033	6,775
Income (loss) before income taxes	30,579	(63,341)	33,515	127,435

Income tax provision	(21,680)	3,210	(9,190)	(34,080)
Net income (loss)	8,899	(60,131)	24,325	93,355
Net income attributable to non-controlling interest	(91)	-	(33)	(124)
Net income (loss) attributable to controlling interest	$8,808	$(60,131)	$24,292	$93,231

The First American financial information for the twelve months ended March 31, 2021 has been calculated by subtracting the historical unaudited condensed consolidated statement of income for the three months ended March 31, 2020 from historical audited consolidated statement of income for the year ended December 31, 2020 and then adding historical unaudited condensed consolidated statement of income for the three months ended March 31, 2021.

As part of preparing the pro forma condensed combined financial statements, management performed a preliminary analysis of First American’s financial information to identify differences in accounting policies as compared to those of Deluxe and differences in financial statement presentation as compared to the presentation of Deluxe. Refer to the table below for a summary of reclassification adjustments made to First American’s consolidated statement of income for the twelve months ended March 31, 2021 to conform presentation.

		Historical
FAPS Consolidated Income Statement Line Items	Deluxe Consolidated Income Statement Line Items	FAPS For the Year Ended December 31, 2020	FAPS For the Three Months Ended March 31, 2020	FAPS For the Three Months Ended March 31, 2021	Reclassification		FAPS For the Twelve Months Ended March 31, 2021 (rounded)
							(in thousands)
Revenue		$288,322,188	$73,375,564	$76,840,540	$(291,787,164)	(i)	$-
	Product revenue	-	-	-	18,952,714	(i)	18,953
	Service revenue	-	-	-	272,834,450	(i)	272,834
Other costs of service		166,501,208	42,249,065	44,612,118	(168,864,261)	(ii)	-
	Cost of products	-	-	-	10,968,392	(ii)	10,968
	Cost of services	-	-	-	157,895,869	(ii)	157,896
Selling, general and administrative expenses	Selling, general and administrative expense	70,109,486	19,701,053	16,834,392	23,593,696	(iii)	90,837
Depreciation and amortization		24,393,067	6,079,256	5,279,885	(23,593,696)	(iii)	-
Interest expense	Interest expense	21,642,621	8,817,730	3,708,402	-		16,533
Other (income) expense	Other income	(16,440)	58,273	(10,140)	-		(85)
Provision (benefit) for income taxes	Income tax provision	2,091,075	127,511	1,606,863	-		3,570

(i) Represents a reclassification of revenue to product revenue and service revenue to conform to Deluxe presentation.

(ii) Represents a reclassification of cost of sales to cost of products and cost of services to conform to Deluxe presentation.

(iii) Represents a reclassification of depreciation and amortization to selling, general and administrative expenses to conform to Deluxe presentation.